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                                                                EXHIBIT 10.25

                          UNITED STATIONERS SUPPLY CO.

                                 First Amendment
                                     to the
                          United Stationers Supply Co.
                           Deferred Compensation Plan

                        Effective as of November 30, 2001



          WHEREAS, United Stationers Supply Co., an Illinois corporation (the "Company"), maintains the United Stationers Supply Co. Deferred Compensation Plan (the "Plan"); and

          WHEREAS, pursuant to Section 7, MODIFICATION AND TERMINATION, of
ARTICLE V, Miscellaneous, the Company has reserved the right to amend the Plan at any time by action of its Board of Directors; and

          WHEREAS, the Company desires to amend the Plan as set forth herein.

          NOW, THEREFORE, effective as of November 30, 2001, the Plan is hereby amended as follows:

          1. Section 2, ELECTION TO DEFER, of ARTICLE II, Participation, is amended by deleting the first two sentences thereof and substituting the following in their place:

          "Each Participant may elect to defer any portion of compensation (for purposes hereof, consisting of base salary, cash incentive pay or bonus or qualifying severance pay, or any combination thereof) ("Deferred Amount") by filling out the applicable deferral election form(s) then prescribed by the Committee ("Deferral Election Form") and stating thereon the percentage or amount of qualifying compensation subject to deferral, as permitted by the Committee (as hereinafter defined) in conformity with the Plan. Subject to the following two sentences, the election to defer any such compensation must be submitted on or before December 31 preceding the calendar year to which the election applies."

          2. Section 1, METHOD OF PAYMENT, of ARTICLE III, Payment of Deferred Amounts, is amended by adding the following sentence at the end thereof:

          "A Participant may, with the consent of the Committee, defer the commencement date or extend the distribution period for any Deferred Amount, within the guidelines set forth above, by filing a written request with the Committee, in such form as the Committee may require; provided, that any such request must be filed not later than six months prior to, and in the calendar year preceding, the date distribution would otherwise commence."



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          3.   In all other respects, the Plan, as amended hereby, shall
continue in full force and effect.



                                   UNITED STATIONERS SUPPLY CO.

                                   By: _____________________________
                                   Its: _____________________________